SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         RESOURCE MORTGAGE CAPITAL, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                     [RESOURCE MORTGAGE CAPITAL, INC. LOGO]



                         Resource Mortgage Capital, Inc.



--------------------------------------------------------------------------------


                    Notice of Annual Meeting of Stockholders
                                       and
                                 Proxy Statement


--------------------------------------------------------------------------------




                         Annual Meeting of Stockholders
                                 April 23, 1996

                     [RESOURCE MORTGAGE CAPITAL, INC. LOGO]


                         RESOURCE MORTGAGE CAPITAL, INC.



                                                                  March 5, 1996


To Our Stockholders:

      You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Resource Mortgage Capital, Inc. to be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 23, 1996, at 2:00 p.m. Eastern time.

      The business of the meeting is to elect the Directors and approve the appointment of KPMG Peat Marwick LLP as auditors for the Company. Information about the nominees for election is in the proxy statement on the following pages.

      While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

                                                 Sincerely,

                                                 /s/ THOMAS H. POTTS

                                                     Thomas H. Potts
                                                     President

                     [RESOURCE MORTGAGE CAPITAL, INC. LOGO]

                         RESOURCE MORTGAGE CAPITAL, INC.

                                  4880 COX ROAD
                           GLEN ALLEN, VIRGINIA 23060
                                  (804)967-5800

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

      The Annual Meeting of Resource Mortgage Capital, Inc. will be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 23, 1996, at 2:00 p.m. Eastern time, to consider and act upon the following matters:

      1. the election of five Directors, each for a one-year term;

      2. approval of the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as auditors for the Company; and

      3.  such other business as may properly come before the Annual Meeting.

      Only stockholders of record at the close of business on March 1, 1996, the record date, will be entitled to vote at the Annual Meeting.

      Management desires to have maximum representation at the Annual Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                   By order of the Board of Directors

                                   /s/ LYNN K. GEURIN

                                   Lynn K. Geurin
                                   Secretary

Dated:  March 5, 1996

                     DIRECTIONS TO THE OMNI RICHMOND HOTEL
                          PHONE NUMBER: (804)344-7000



                                [PLACE MAP HERE]




Recommended Directions from I-95:

Exit off of I-95 on to I-195 (Exit #74A - Downtown Expressway).
Take the Canal Street exit. Proceed on Canal Street to 10th Street. Turn right on 10th Street. Proceed on 10th Street to Cary Street. Turn Right on Cary Street. Proceed on Cary Street to 12th Street. Turn right on 12th Street. The Omni Richmond Hotel (100 S. 12th Street) is located on the corner of 12th and Cary Streets. Enter the parking garage in the basement of the hotel off 12th Street at the front entrance of the hotel.

                         RESOURCE MORTGAGE CAPITAL, INC.

                                  4880 COX ROAD
                           GLEN ALLEN, VIRGINIA 23060
                                  (804)967-5800
                          ----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1996



To Our Stockholders:

      This proxy statement is furnished with the solicitation by the Board of Directors of Resource Mortgage Capital, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at The Omni Richmond Hotel, 100 S. 12th Street, Richmond, Virginia on Tuesday, April 23, 1996, at 2:00 p.m. Eastern time. The Annual Meeting is being held for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and the notice of Annual Meeting are being provided to stockholders beginning on or about March 5, 1996.

                               GENERAL INFORMATION

SOLICITATION

      The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by Directors and officers of the Company. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. Additionally, the Company has engaged the firm of MacKenzie Partners, Inc., New York, New York, to conduct proxy solicitations on its behalf at a cost estimated to be $5,000, plus reasonable out-of-pocket expenses.

VOTING RIGHTS

      Holders of shares of the Company's common stock at the close of business on March 1, 1996, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 20,297,926 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting.

VOTING OF PROXIES

      Shares of common stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as Directors and FOR the appointment of KPMG Peat Marwick LLP as the Company's auditors.

      The management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein; no stockholder proposals were received by the Company on or before November 1, 1995, the deadline for inclusion of such proposals in this proxy statement.

REVOCABILITY OF PROXY

      The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

ANNUAL REPORT

      The 1995 Annual Report including financial statements for the year ended December 31, 1995, which is being mailed to stockholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

                              ELECTION OF DIRECTORS

     Five Directors of the Company are to be elected at the 1996 Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. Mr. J. Sidney Davenport, Mr. Richard C. Leone, Mr. Thomas H. Potts, Mr. Paul S. Reid and Mr. Donald B. Vaden have been nominated by the Board of Directors for election to the Board at the Annual Meeting. Unless authorization is withheld, the persons named as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate. Selected biographical information regarding each nominee is set forth below:

     J. SIDNEY DAVENPORT, 54, has been a Director of the Company since its organization in December 1987. Mr. Davenport served as Executive Vice President of the Company from December 1987 until June 1992. He has been a Vice President of The Ryland Group, Inc., a publicly-owned corporation engaged in residential housing construction and mortgage-related financial services, since March 1981. In April 1992, Mr. Davenport was elected Executive Vice President of Ryland Mortgage Company having served in various senior positions since March 1981. Mr. Davenport served as a Director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

     RICHARD C. LEONE, 55, has been a Director of the Company since January 1988. He currently is the President of The Twentieth Century Fund, a tax-exempt research foundation engaged in economic, political and social policy studies. Mr. Leone is also a Director of eight Dreyfus mutual funds.

     THOMAS H. POTTS, 46, has been President and a Director of the Company since its organization in December 1987. Prior to that, Mr. Potts served in various positions on behalf of The Ryland Group, Inc. Mr. Potts served as Treasurer of The Ryland Group, Inc. from May 1987 until April 1992, Executive Vice President of Ryland Acceptance Corporation ("Ryland Acceptance") from November 1987 until April 1992, and Executive Vice President, and previously Senior Vice President of Ryland Mortgage Company from April 1991 until April 1992. Mr. Potts also served as President and Director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992.

     PAUL S. REID, 47, has been a Director of the Company since January 1988. He is the President and Chief Executive Officer of American Home Funding, Inc., a wholly owned mortgage-banking subsidiary of Rochester Community Savings Bank, an FDIC insured institution. Mr. Reid currently serves as President of the Mortgage Bankers Association of America.

     DONALD B. VADEN, 61, has been a Director of the Company since January 1988. He is the retired Past Chairman of Residential Home Funding Corporation where he served from December 1992 until February 1995. From May 1991 until December 1992, Mr. Vaden served as the Executive Vice President of Mortgage Credit Corporation, a mortgage banking company. Mr. Vaden served in various senior positions, including President, for Johnson Mortgage Company prior to its purchase by Newport News Savings Bank in October 1990.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, which consists of Mr. Davenport, Mr. Reid and Mr. Vaden as of January 1, 1996. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee met three times in 1995. The Board of Directors also has a Compensation Committee consisting of Mr. Davenport, Mr. Leone, Mr. Reid and Mr. Vaden. The Compensation Committee met one time in 1995. The Company has no other standing committees of the Board of Directors.

      The Board of Directors held four regular and three special meetings in 1995. During this period, each of the Directors attended at least 75% of these meetings of the Board of Directors and the committees on which he served.

     The Directors who are not employed by the Company (the "Outside Directors") receive an annual fee of $25,000 per year, plus $500 for each meeting of the Board of Directors, or a committee thereof, they attend. In addition, Outside Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

     In 1995, the Company adopted the 1995 Directors Stock Incentive Plan pursuant to which Directors of the Company as of May 1, 1995 who are not employees of the Company or its affiliates each received an initial grant of 7,000 Stock Appreciation Rights ("SARs"). Under the Plan, new Directors would receive an initial grant of 5,000 SARs. Subsequent to the initial grants, eligible Directors will be granted 1,000 SARs annually. The exercise price of the SARs is equal to the market value of the Company's Common Stock on the date of grant; the SARs may be settled only in cash.

                            OWNERSHIP OF COMMON STOCK

     The table below sets forth, as of January 15, 1996, the number of shares of common stock beneficially owned by each Director of the Company and the President and each of the other three executive officers named in the Summary Compensation Table under "Management of the Company" and the number of shares beneficially owned by all of the Company's Directors and officers as a group. To the Company's knowledge, no person beneficially owns more than 5% of the outstanding shares of common stock. Unless otherwise indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares beneficially owned.



          NAME OF                                              AMOUNT AND NATURE OF         PERCENT OF
      BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP        COMMON STOCK
      -----------------                                        --------------------        ------------

      J. Sidney Davenport                                              43,289                    *
      Richard C. Leone                                                  1,600 (1)                *
      Thomas H. Potts                                                 688,084 (2)               3.4%
      Paul S. Reid                                                      1,481                    *
      Donald B. Vaden                                                  12,118 (3)                *
      W. Lance Anderson                                                 3,163                    *
      Lynn K. Geurin                                                   10,461                    *
      Scott F. Hartman                                                  7,000                    *

      All Directors and executive officers as a group                 767,196                   3.8%


---------------

*Less than 1% of the outstanding shares of common stock.

(1) Includes 300 shares of common stock owned of record by such person's children.
(2) Includes 10,436 shares of common stock owned of record by such person's minor children and spouse.
(3) Includes 1,165 shares of common stock of record by such person's spouse.

                            MANAGEMENT OF THE COMPANY

     The executive officers of the Company and their positions are as follows:

         Name                    Age        Position(s) Held
         Thomas H. Potts          46        Director and President
         W. Lance Anderson        36        Executive Vice President
         Lynn K. Geurin           39        Executive Vice President,
                                            Chief Financial Officer, Secretary
         Scott F. Hartman         36        Executive Vice President
         William Robertson        51        Executive Vice President

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Potts is provided above. Information regarding the other executive officers of the Company is set forth below:

     W. LANCE ANDERSON has served as Executive Vice President, Single-Family Operations, of the Company since March 1994. From October 1989 until March 1994, he served as Vice President of the Company. From January 1989 until June 1992, Mr. Anderson served as Vice President of Ryland Acceptance.

     LYNN K. GEURIN has served as Executive Vice President and Chief Financial Officer of the Company since April 1992 and Secretary since February 1995. From December 1987 until April 1992, Ms. Geurin served as Secretary and Treasurer of the Company. From September 1987 until June 1992, she served as Controller of Ryland Acceptance and its subsidiaries. Ms. Geurin served as Secretary and Treasurer of Mentor Income Fund, Inc., from December 1988 until June 1992.

     SCOTT F. HARTMAN has served as Executive Vice President, Portfolio Management, since February 1995. From April 1992 until February 1995, Mr. Hartman served as a consultant to the Company and assisted in the development of the Company's portfolio management system. From June 1988 until September 1991, he served as Vice President of Risk Management for Homeplex Mortgage Investments Corporation.

     WILLIAM ROBERTSON has served as Executive Vice President, Manufactured Housing Operations, since November 1995. From 1993 until joining the Company in 1995, Mr. Robertson served as Senior Vice President for Household Financial Services. From 1992 until 1993, Mr. Robertson served as Vice President of ITT Consumer Financial Corporation. From 1989 until 1992, he served as Vice President of Residential Mortgage Operations for Chemical Bank.

     In July 1995, the Securities and Exchange Commission approved the settlement of its investigation with respect to a 1992 purchase of the Company's common stock by the Company's President, Thomas H. Potts. In connection with such settlement, the SEC filed a complaint in the United States District Court for the District of Maryland, and Mr. Potts agreed to (i) entry of an injunction permanently enjoining him from violating Section 10(b) of the Act, (ii) pay a civil penalty, and (iii) disgorge the implied profit on the purchase plus interest. The Company concurs with Mr. Potts' decision to settle this matter and has full confidence in Mr. Potts. Mr. Potts has been a consistent purchaser of the Company's stock throughout his tenure with the Company, has never sold shares of the Company's stock and made the April 1992 purchases as a long-term investor. The Company does not expect this settlement to have any impact on the Company or the fulfillment of Mr. Potts' responsibilities as President.

EXECUTIVE COMPENSATION

     The Summary Compensation Table on the following page includes individual compensation information on the President and the three other most highly compensated executive officers ("Named Officers") during 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION (1)             AWARDS            ALL OTHER
  NAME AND                                   -------------------------------    ----------------     COMPENSATION
    PRINCIPAL POSITION            YEAR        SALARY ($)        BONUS ($)        SARS (#) (2)           ($) (3)
-----------------------------   ----------   --------------    -------------    ----------------    ----------------

Thomas H. Potts                      1995        $ 270,003        $ 182,700              50,000            $ 33,894
    President and Director           1994          244,170           82,215              17,080              28,526
                                     1993          231,250          109,200              13,235              34,731

W. Lance Anderson                    1995          126,667           81,218              14,510              14,847
    Executive Vice                   1994          113,456           54,396               5,125              18,548
President
                                     1993           92,083           69,465               2,910              12,279

Lynn K. Geurin                       1995          126,667           85,118              14,510              20,521
    Executive Vice President         1994          114,167           72,000               5,125              11,718
                                     1993          104,167           75,653               4,250              18,264

Scott F. Hartman (4)                 1995          108,144           65,067               4,110                   -
    Executive Vice President



(1) Does not include perquisites and other personal benefits, securities or property where the aggregate amount of such compensation to an executive officer is the lesser of either $50,000 or 10% of annual salary and bonus.

(2)  Stock Appreciation Rights ("SARs")

(3) Amounts for 1995 consist of matching and profit sharing contributions to the Company's Executive Deferred Compensation Plan.

(4) Mr. Hartman's compensation reflects salary from his date of hire, which was February 20, 1995.

                         SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information related to SARs granted to the Named Officers during fiscal 1995.


                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Appreciation for SAR
                                              Individual Grants                                    Term (1)
                       -----------------------------------------------------------------   --------------------------
                                        Percentage of
                                         Total SARs
                        Number of        Granted to         Exercise
                           SARs         Employees in          Price         Expiration
Name                   Granted (2)       Fiscal 1995      ($ per share)        Date          5% ($)        10% ($)
--------------------   -------------   ----------------   --------------    ------------   -----------   ------------

Thomas H. Potts              50,000              40.8%          $16.125          2/2002     $ 333,948      $ 775,229

W. Lance Anderson            14,510              11.8%           16.125          2/2002        96,912        224,972

Lynn K. Geurin               14,510              11.8%           16.125          2/2002        96,912        224,972

Scott F. Hartman              4,110               3.4%           16.125          2/2002        27,451         63,724



(1) Excludes any value relative to the Dividend Equivalent Rights ("DERs") associated with the SARs, except for DERs accrued as of December 31, 1995. However, the SARs will continue to accrue DERs over the period until exercise or expiration. As of December 31, 1995, there were 46.70 DERs per 1,000 SARs.

(2) The Stock Appreciation Rights which were granted under the Company's Stock Incentive Plan, become exercisable in annual 20% increments from the date of grant.

                  AGGREGATED SAR EXERCISES IN LAST FISCAL YEAR
                          AND YEAR-END SAR VALUE TABLE

         The table below presents the total number of SARs held by the Named Officers at December 31, 1995, distinguishing between SARs that are exercisable as of December 31, 1995, and those that had not become exercisable on that date, and including the aggregate amount by which the market value of the SARs (including related DERs) exceeds the exercise price.

                                                                                          Value of Unexercised
                                                      Number of Unexercised                   in-the-money
                      SARs Exercised in 1995             SARs at 12-31-95                 SARs at 12-31-95 (1)
                     --------------------------   -------------------------------    --------------------------------
                       Number         Value
                      of SARs       Realized      Exercisable      Unexercisable     Exercisable      Unexercisable
                     -----------   ------------   -------------   ----------------   -------------   ----------------

Thomas H. Potts               -              -          41,710             93,605        $ 86,503          $ 260,467

W. Lance Anderson             -              -          11,589             29,756         125,753            184,605

Lynn K. Geurin                -              -          22,725             31,160         263,366            174,110

Scott F. Hartman              -              -               -              4,110               -             16,670



(1) Based on the closing price ($20) on the New York Stock Exchange of the Company's common stock on that date.


EMPLOYMENT AGREEMENT

         Mr. Potts entered into an Employment Agreement with the Company, effective as of September 30, 1994 (the "Employment Agreement"). The Employment Agreement has a term of seven years.

         Pursuant to his Employment Agreement, Mr. Potts agreed to devote his full business time and efforts to the business of the Company. Mr. Potts currently receives a base salary of $280,000 per annum; such base salary is subject to normal periodic review at least annually by the Compensation Committee based on the salary policies of the Company and Mr. Potts' contributions to the Company. Mr. Potts is also entitled to receive incentive compensation as approved by the Compensation Committee.

         The Employment Agreement will terminate in the event of Mr. Potts' death or total disability, may be terminated by the Company with "cause" (as defined therein) or for any reason other than cause, and may be terminated by the resignation of Mr. Potts. If the Employment Agreement is terminated by the Company for any reason other than cause, total disability or death, then the Company shall pay to Mr. Potts his salary and benefits through the expiration date. The Employment Agreement contains certain covenants, among other things, by Mr. Potts requiring him to maintain the confidentiality of information relating to the Company and restricting his ability to compete with the Company.

         The Company has no other employment agreements with its executive officers.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of outside directors, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

         The Compensation Committee believes that executive compensation should reward long-term value created for shareholders and reflect the business strategies and long-range plans of the Company. The guiding principles in regards to compensation are (i) to attract and retain key high caliber executives; (ii) to provide levels of compensation competitive with those offered by the Company's competitors; (iii) to motivate executives to enhance long-term stockholder value by linking stock performance (on a total return basis) with long-term incentive compensation; and (iv) to design a long-term compensation program that leads to management retention.

         Executive officer compensation is based on three principal components: base salary, annual bonus, and SARs granted under the Company's Stock Incentive Plan. The base salaries of executive officers, including Mr. Potts, are determined annually by the Compensation Committee. Base salary is intended to be set at a level competitive with the amounts paid to the management of companies with similar business structure, size and marketplace orientation, with additional emphasis on professional experience.

         During 1995, the Compensation Committee reviewed the executive compensation of six public mortgage-related companies. Based on this information, the Compensation Committee concluded that the base salary and annual bonus compensation for the executive officers of the Company were at a reasonable level, although at the low end relative to the executive compensation levels of the other companies reviewed. This information was one of the factors considered in establishing the 1995 compensation levels for executive officers.

         In accordance with the Company's philosophy that the compensation package of the executive officers be directly and materially linked to operating performance and the total return of the Company's stock, the bonus component of annual compensation is directly tied to the achievement of pre-established target earnings goals established by the Compensation Committee. In addition, the payment of a portion of the annual bonus for each executive officer, except Mr. Potts, depends upon the attainment of planned objectives established at the beginning of the year specifically for that executive. Whether or not an executive officer earns a bonus in any year is determined based upon the achievement of these earnings goals and specific objectives. Partial bonuses may be awarded for partial completion of planned objectives and the achievement of earnings above a minimum level but lower than the target. For executive officers, the percentage of base salary payable as bonus ranges from 50% to 75%. Mr. Potts' maximum potential bonus, which is based solely on earnings per share targets pre-established by the Compensation Committee, is 75% of base salary, as his compensation is heavily weighted toward attainment of long-term value through the Stock Incentive Plan awards. Each year the President establishes bonus programs for all executive officers (other than himself) in the first quarter. The Compensation Committee reviews and approves the plans at their annual Compensation Committee meeting. In 1995, partial bonuses were paid in respect of achievement of earnings goals above the minimum level but below the target and for full or partial attainment of planned objectives.

         The Company also uses SARs and related DERs to align the long-range interest of its executive officers with the interests of shareholders. The amount of SARs that are granted to executive officers is determined by the Compensation Committee taking into consideration the officer's position with the Company, overall individual performance, and an estimate of the long-term value of the SARs in light of the officer's current base salary. The Committee applies its collective judgment to determine the grants appropriate under the Stock Incentive Plan, with emphasis placed on the anticipated long-term value of the award considering current base salary. As noted above, a larger percentage of Mr. Potts' overall compensation package is comprised of grants of SARs and related DERs reflecting the Compensation Committee's view that compensation for the President should depend heavily on the long-term total return performance of the stock.

         The Company has not adopted a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code since no executive officer currently receives, or has previously received taxable compensation in excess of $1 million per year.

                                                    Donald B. Vaden, Chairman
                                                    J. Sidney Davenport
                                                    Richard C. Leone
                                                    Paul S. Reid

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 1995 were J. Sidney Davenport, Richard C. Leone, Paul S. Reid, and Donald B. Vaden. Mr. Reid serves as an executive officer of American Home Funding, Inc. ("AHF"). During 1995, the Company acquired mortgage loans from AHF for an aggregate purchase price of approximately $1.0 million. The mortgage loans were purchased through the Company's mortgage operations at prices available at the time of purchase to all correspondent customers. The Company may continue to purchase mortgage loans from AHF.


     Mr. Davenport serves as an officer of The Ryland Group, Inc. ("Ryland"). The mortgage loans owned by the Company are serviced by various servicers who oversee payment for the mortgage loans and act to protect the rights of the Company as the purchaser of the mortgage loans. From January 1 until May 1, 1995, the Company contracted with Ryland to perform various servicing and master servicing functions for certain of such mortgage loans that are owned by the Company. For this period of 1995, the Company paid Ryland approximately $55,000 for its services as master servicer and servicer. As of May 1, 1995, Ryland sold its institutional financial services division to Norwest Bank Minnesota, N.A., and, therefore, Ryland no longer services or master-services mortgage loans for the Company.

     The Company also purchased mortgage loans from Ryland for an aggregate purchase price of approximately $131.2 million in 1995. The mortgage loans were purchased at prices available at the time of purchase to all correspondent customers. The Company may continue to purchase mortgage loans from Ryland.

                             TOTAL RETURN COMPARISON

     The following graph demonstrates a five year comparison of cumulative total returns for Resource Mortgage Capital, Inc. ("RMR"), the Standard & Poor's 500 ("S&P 500"), and the Value Line, Inc. Financial Services Industry Index (the "Peer Group").

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS *
                            RMR, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/95)

                               [PERFORMANCE GRAPH]




                       ------------- -------------- -------------- ------------- -------------- --------------
                               1990           1991           1992          1993           1994           1995
     ----------------- ------------- -------------- -------------- ------------- -------------- --------------
     RMR                   $ 100.00       $ 236.45       $ 525.08      $ 824.64       $ 349.72       $ 719.74
     ----------------- ------------- -------------- -------------- ------------- -------------- --------------
     S&P 500               $ 100.00       $ 130.55       $ 140.72      $ 154.91       $ 157.39       $ 216.42
     ----------------- ------------- -------------- -------------- ------------- -------------- --------------
     Peer Group            $ 100.00       $ 162.14       $ 184.26      $ 211.43       $ 205.53       $ 337.28
     ----------------- ------------- -------------- -------------- ------------- -------------- --------------



Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in RMR common stock, S&P 500, and Peer Group.

* Cumulative total return assumes reinvestment of dividends. The source of this information is Value Line, Inc. The factual material is obtained from sources believed to be reliable, but Value Line, Inc. is not responsible for any errors or omissions contained herein.

                             APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP ("Peat Marwick"), independent certified public accountants, to examine the financial statements of the Company for the year ending December 31, 1996. Stockholders will be asked to approve this appointment at the Annual Meeting. Peat Marwick has been the Company's independent accountants since the Company was formed in December 1987. A representative of Peat Marwick is expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from stockholders.


                       VOTES REQUIRED TO ADOPT RESOLUTIONS

     The election of Directors requires a plurality of votes cast at the meeting. The ratification of the appointment of Peat Marwick as the independent certified public accountants requires the affirmative vote of a majority of the votes cast at the meeting.

     The following principles of Virginia law apply to the voting of shares of common stock at the meeting. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

                                  OTHER MATTERS

     The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the notice of the meeting. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder may desire to present to the 1997 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company prior to November 1, 1996.


                                   By the order of the Board of Directors

                                   /s/ THOMAS H. POTTS
                                       Thomas H. Potts
                                       President

March 5, 1996

PROXY                    RESOURCE MORTGAGE CAPITAL, INC.
                                  4880 COX ROAD
                           GLEN ALLEN, VIRGINIA 23060

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints each of Thomas H. Potts and Lynn K. Geurin as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Resource Mortgage Capital, Inc. held of record by the undersigned on March 1, 1996, at the Annual Meeting of Shareholders to be held on April 23, 1996, or any adjournment thereof.

         The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS

    |_| FOR all nominees listed below      |_| WITHHOLD AUTHORITY
        (except as marked to                   To vote for all nominees listed
         the contrary below)

     J. Sidney Davenport, Richard C. Leone, Thomas H. Potts, Paul S. Reid, Donald B. Vaden (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the Corporation.

    |_| FOR |_|  AGAINST |_|ABSTAIN

    Please sign reverse side and return promptly.

         In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               Date: _________________________________, 1996


                                 -------------------------------------------
                                                  Signature

                                 -------------------------------------------
                                          Signature, if held jointly


                                 Please mark, sign, date and return the proxy card using the enclosed envelope.